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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

       We hereby consent to the inclusion in this Annual Report on Form 10-K of Columbia Bancorp and Subsidiary for the year ended December 31, 2001 of our report dated January 10, 2000 relating to the consolidated financial statements of Suburban Bancshares, Inc.

/s/  Stegman & Company


Baltimore, Maryland
March 27, 2002

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                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Columbia Bancorp:

We consent to the incorporation by reference in the registration statement (No. 333-10231) on Form S-8 of Columbia Bancorp of our report dated January 23, 2002 relating to the consolidated statements of condition of Columbia Bancorp and subsidiary as of December 31, 2001 and 2000, and the related consolidated statements of income and comprehensive income, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2001, which report appears in the December 31, 2001 annual report on Form 10-K of Columbia Bancorp.

                                    KPMG LLP

Baltimore, Maryland
March 27, 2002